# Liberty Bancorp, Inc.

*Mailing Address:*
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
P.O. Box 645
Cranford, New Jersey 07016-0645

*For Assistance:*
(800) 368-5948

**LETTER OF TRANSMITTAL**
**To Accompany Shares of Common Stock of**
**Liberty Bancorp, Inc.**
**Tendered Pursuant to the Offer to Purchase Dated October 13, 2009**
**THE OFFER WILL EXPIRE**
**AT 5:00 P.M., EASTERN TIME,**
**ON NOVEMBER 20, 2009, UNLESS THE OFFER IS EXTENDED.**

*By Hand:*
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
10 Commerce Drive
Cranford, New Jersey 07016

*By Facsimile:*
(908) 497-2311
(For Eligible Institutions Only)

**DESCRIPTION OF SHARES TENDERED**

| Name(s) and Address(es) of Registered Holder(s) (Please Fill In Exactly as Name(s) Appear(s) on Certificate(s)) | Shares Tendered (Attach Additional List, if Necessary) | | |
|---|---|---|---|
| | Certificate Number(s)* | Total Number of Shares Represented by Certificate(s)* | Number of Shares Tendered** |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | Total Shares | | |

* Need not be completed by stockholders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is to be used if certificates are to be forwarded herewith or if delivery of shares is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in the accompanying Offer to Purchase.

Delivery of documents to Liberty Bancorp, Inc. or to the book-entry transfer facility does not constitute a valid delivery.

**NOTE: SIGNATURES MUST BE PROVIDED BELOW.**
**PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY**

Ladies and Gentlemen:

The undersigned hereby tenders to Liberty Bancorp, Inc., a Missouri corporation, the above described shares of its common stock, par value $0.01 per share, at a price of $15.00 per share, pursuant to Liberty Bancorp, Inc.'s offer to purchase all shares of its common stock held by holders of 99 or fewer shares, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 13, 2009, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which together constitute the "offer." The undersigned represents that the above described shares of Liberty Bancorp, Inc. common stock are all of the shares of Liberty Bancorp, Inc. common stock owned by the undersigned.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith in accordance with the terms and subject to the conditions of the offer, including, if the offer is extended or amended, the terms and conditions of any such extension or amendment, the undersigned hereby sells, assigns and transfers to, or upon the order of, Liberty Bancorp, Inc. all right, title and interest in and to all the shares that are being tendered hereby or orders the registration of the shares tendered by book-entry transfer that are purchased pursuant to the offer to or upon the order of Liberty Bancorp, Inc. and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, to (i) deliver certificates for the shares, or transfer ownership of the shares on the account books maintained by the book-entry transfer facility, together, in any case, with all accompanying evidences of transfer and authenticity, to or upon the order of, Liberty Bancorp, Inc. upon receipt by the Depositary, as the undersigned's agent, of the purchase price with respect to the shares, (ii) present certificates for the shares for cancellation and transfer on the books of Liberty Bancorp, Inc. and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, all in accordance with the terms of the offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when and to the extent the same are accepted for payment by Liberty Bancorp, Inc., Liberty Bancorp, Inc. will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Liberty Bancorp, Inc. to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned hereby represents and warrants that the undersigned has read and agrees to all of the terms of the offer. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer, this tender is irrevocable.

The undersigned understands that tenders of shares pursuant to the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned's acceptance of the terms and conditions of the offer. Liberty Bancorp, Inc.'s acceptance for payment of shares tendered pursuant to the offer will constitute a binding agreement between the undersigned and Liberty Bancorp, Inc. upon the terms and subject to the conditions of the offer. The undersigned understands that tenders of shares pursuant to the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute an agreement between the undersigned and Liberty Bancorp, Inc. upon the terms and subject to the conditions of the offer.

Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of any shares purchased, and/or return any shares not tendered or not purchased, in the name(s) of the undersigned, and, in the case of shares tendered by book-entry transfer, by credit to the account at the book-entry transfer facility. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of any shares purchased and/or any certificates for shares not tendered or not purchased, and accompanying documents, as appropriate, to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any shares purchased and/or return any shares not tendered or not purchased in the name(s) of, and mail said check and/or any certificates to, the person(s) so indicated. The undersigned recognizes that Liberty Bancorp, Inc. has no obligation, pursuant to the "Special Payment Instructions," to transfer any shares from the name of the registered holder(s) thereof if Liberty Bancorp, Inc. does not accept for payment any of the shares so tendered.

(BOX BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)

❑ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT THE BOOK ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution ______________________________

Account No. ______________________ Transaction Code No. ______________________

**SPECIAL PAYMENT INSTRUCTIONS**
(See Instructions 1, 3, and 4)

To be completed ONLY if the check for the purchase price of shares purchased and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue ❑ check and/or ❑ certificate(s) to:

Name ______________________________
(PLEASE PRINT)

Address ______________________________

______________________________

______________________________
(INCLUDE ZIP CODE)

______________________________
(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.)

**SPECIAL DELIVERY INSTRUCTIONS**
(See Instructions 1 and 4)

To be completed ONLY if the check for the purchase price of shares purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

Mail ❑ check and/or ❑ certificate(s) to:

Name ______________________________
(PLEASE PRINT)

Address ______________________________

______________________________

______________________________
(INCLUDE ZIP CODE)

______________________________
(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.)

## ODD LOT SHAREHOLDER REPRESENTATION

The undersigned either (check one box):

❑ was the beneficial owner as of the close of business on September 22, 2009, and continues to be the beneficial owner as of the expiration date, of an aggregate of 99 or fewer shares, all of which are being tendered, or

❑ is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each beneficial owner, that the beneficial owner owned beneficially as of the close of business on September 22, 2009, and continues to own beneficially as of the expiration date, an aggregate of 99 or fewer shares, and is tendering all of those shares.

## SIGN HERE

(PLEASE COMPLETE SUBSTITUTE FORM W-9 INCLUDED IN THIS LETTER OF TRANSMITTAL)

______________________________________________

(Signature(s) of Owner(s))

Dated: ______________________________________________

Name(s): ______________________________________________

Capacity (full title): ______________________________________________

Address: ______________________________________________

(Include Zip Code)

Area Code and Telephone No. ______________________________________________

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6 in Booklet.)

## GUARANTEE OF SIGNATURE(S)

Name of Firm: ______________________________________________

Authorized Signature(s): ______________________________________________

Dated: ______________________________________________

______________________________________________

## INSTRUCTIONS FOR TENDERING CERTIFICATES

**Forming Part of the Terms and Conditions of this Letter of Transmittal**

**1. General.** The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of Liberty Bancorp, Inc. Common Stock (or properly constituted assignees) and accompanied by Certificate(s) for shares of Liberty Bancorp, Inc. Common Stock, when tendered to the Depositary, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope addressed to the Depositary is enclosed.

**The method of delivery of the certificate(s) is at the option and risk of the stockholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder's protection. Please note that the certificate(s) or documents must be in good order and received by the Depositary prior to the Expiration Date in order to be accepted.**

Insert in the box at the top of the letter of transmittal the certificate number(s) of the common stock certificate(s) which you are tendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

**2. Authority of Signatory.** If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the tendered stock certificate(s) and this letter of transmittal.

**3. New Certificate/Check Issued in Different Name. If the section entitled "Special Payment Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution").** If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the registered owner(s), surrendered certificates must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) with the signatures on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein.

**4. Special Delivery Instructions.** Indicate the name and address to which the payment is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner. If Special Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

**5. Lost Certificate(s).** If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front. If the Bond premium exceeds $3,750.00 please contact the Information Agent at (800) 368-5948 immediately, (bond premium calculation: Offer Price x number of shares of Liberty Bancorp, Inc. common stock you have lost x 1.5% = bond premium — example 99 shares of Liberty Bancorp, Inc. x $15.00 = $1,485.00 x 1.5% = $2,227.50 bond premium). (Minimum $25.00). If your bond premium exceeds $3,750.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

## AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Liberty Bancorp, Inc., Travelers Casualty & Surety Company of America, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America. My check, payable to the Travelers Casualty & Surety Company of America, to cover the lost stock certificate bond premium of 1.5% of the purchase price at $15.00 per share (Minimum $25.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If bond premium exceeds $3,750.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here: ______________________________________________

Co-Owner, if any: ______________________________ Date: ______________________, 20____

**6. Validity of Tender; Irregularities.** All questions as to validity, form and eligibility of any tender of certificate(s) will be determined by Liberty Bancorp, Inc. (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding absent manifest error. Liberty Bancorp, Inc. reserves the right to waive any irregularities or defects in the tender of any certificate(s) and its interpretation of the terms and conditions of this letter of transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A tender will not be deemed to have been validly made until all irregularities and defects have been cured.

**7. Important Tax Information: Substitute Form W-9.** Each tendering shareholder is required to provide Registrar and Transfer Company with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the tendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such tendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

**8. Inquiries.** All inquiries with respect to the tender of certificates of common stock should be made directly to the **Depositary, Registrar and Transfer Company, at 1- 800-368-5948, or via email to info@rtco.com.**

**PAYER'S NAME: LIBERTY BANCORP, INC.**

**SUBSTITUTE**
Form **W-9**
(Rev. October 2007)
**Department of the Treasury**
**Internal Revenue Service**

**Request for Taxpayer Identification Number and Certification**

Please fill in your name and address below.

______________________________
Name (as shown on your income tax return)

______________________________
Business name, if different from above

Check appropriate box:

☐ Individual/Sole proprietor ☐ Corporation
☐ Partnership ☐ Other______ (see instructions)
☐ Limited liability company.
Enter the tax classification
(D=disregarded entity,
C=corporation, P=partnership)______
☐ Exempt payee

______________________________
Address (number, street, and apt. or suite no.)

______________________________
City, State and ZIP Code

______________________________
List account number(s) here (optional)

**Part 1 — Taxpayer Identification Number (TIN)** - Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions in the Guidelines. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines.

**Note.** If the account is in more than one name, see the chart in the Guidelines for guidelines on whose number to enter.

___ | ___ | ______
Social Security Number(s)

**OR**

___ | ______
Employer Identification Number(s)

**Part 2 — Certification —** Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. citizen or other U.S. person (defined below).

**Certification Instructions —** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

**Sign Here**

Signature of U.S. person ______________________________ DATE ______________, 20____

**NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER.**